EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-273266) (“Registration Statement”) of our report dated April 15, 2024, relating to the consolidated financial statements of China Liberal Education Holdings Limited for the years ended December 31, 2023, 2022, and 2021 included in its annual report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Singapore

April 15, 2024